UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT  REPORT

PURSUANT TO SECTION 13  OR  15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   March 26, 2012

TRYCERA FINANCIAL, INC.
 (Exact name of registrant as specified in its Charter)

Nevada	0-30872	33-0910363
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File No.)	Identification No.)

18100 Von Karman Ave, Suite 850, Irvine, California		92612
(Address of principal executive offices)		(Zip Code)

(949) 263-1800
(Registrant’s telephone number, including area code)

18200 Von Karman Ave, Suite 850, Irvine, California 92612
 (Former Name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.24d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.23e-4(c))

Item 1.01   Entry into a Material Definitive Agreement

On March 26, 2012, we entered into a Five Hundred Thousand Dollar ($500,000) Convertible Promissory Note with an accredited investor.  This Note is due and payable two (2) years from the date such funds are received.  The Company shall pay to the Holder of this Note simple interest from the date of receipt of funds for this Note on the unpaid principal balance at a rate equal to ten percent (10%) per annum.  Interest shall be due and payable on a quarterly basis beginning three (3) months after the date of this Note.  The principal amount of this Note to be converted by the Holder shall be convertible into common shares of the Company at the higher of (i) a ten percent (10%) discount to the market price of the common stock of the Maker based upon the average closing price of the stock as reported by the OTC Bulletin Board for the five trading days prior to such conversion, or (ii) $0.05.  The Company also agrees to issue the purchaser of this Note an equity amount equal to ten percent (10%) of face value of the Note converted at the floor price of $0.05 which is equal to one million shares of restricted common stock.  The shares will be issued  in reliance upon the exemptions from the registration requirements of Section 5 of the Securities Act of 1933, as amended (the “Act”), pursuant to Section 4(2) of the Act.  The certificates evidencing the above mentioned shares contain a legend (1) stating that the shares have not been registered under the Act and (2) setting forth or referring to the restrictions on transferability and sale of the shares under the Act.

On March 26, 2012, the Board of Directors, approved employment contracts for Hector Alvarez and Amit Patel.  Each of these full-time employment agreements is effective March 26, 2012, and is for a term of three years.  Each is renewable in yearly increments unless terminated prior to expiration of a term.  Under the agreements, Mr. Alvarez is employed as Vice President of Education and Marketing and Mr. Patel is employed as Vice President of Business Development. The base salary for each party is $180,000 per year, payable in the month increments of $15,000.  As a signing bonus for entering into the agreements, each party received 18,000,000 shares and will each be issued 4,000,000 shares per quarter for eight (8) quarters.  The employees are also eligible for performance bonuses and to participate in the Company’s stock option plan.  Each is also entitled to participate in employee benefit plans, including health and retirement plans created hereafter.

Item 3.02   Unregistered Sales of Equity Securities

On March 26, 2012, we entered into a Five Hundred Thousand Dollar ($500,000) Convertible Promissory Note with an accredited investor.  This Note is due and payable two (2) years from the date such funds are received.  The Company shall pay to the Holder of this Note simple interest from the date of receipt of funds for this Note on the unpaid principal balance at a rate equal to ten percent (10%) per annum.  Interest shall be due and payable on a quarterly basis beginning three (3) months after the date of this Note.  The principal amount of this Note to be converted by the Holder shall be convertible into common shares of the Company at the higher of (iii) a ten percent (10%) discount to the market price of the common stock of the Maker based upon the average closing price of the stock as reported by the OTC Bulletin Board for the five trading days prior to such conversion, or (iv) $0.05.  The Company also agrees to issue the purchaser of this Note an equity amount equal to ten percent (10%) of face value of the Note converted at the floor price of $0.05 which is equal to one million shares of restricted common stock.  The shares will be issued  in reliance upon the exemptions from the registration requirements of Section 5 of the Securities Act of 1933, as amended (the “Act”), pursuant to Section 4(2) of the Act.  The certificates evidencing the above mentioned shares contain a legend (1) stating that the shares have not been registered under the Act and (2) setting forth or referring to the restrictions on transferability and sale of the shares under the Act.

On March 26, 2012, we issued 18,000,000 shares of our common stock each to Hector Alvarez, the Company’s Vice President of Education and Marketing and Director and Amit Patel, the Company’s Vice President of Business Development in connection with Messrs. Alvarez and Patel’s respective employment agreements. The shares were issued  in reliance upon the exemptions from the registration requirements of Section 5 of the Securities Act of 1933, as amended (the “Act”), pursuant to Section 4(2) of the Act.  The certificates evidencing the above mentioned shares contain a legend (1) stating that the shares have not been registered under the Act and (2) setting forth or referring to the restrictions on transferability and sale of the shares under the Act.

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)(c)      On March 26, 2012, our board of directors formally accepted the resignation of Bryan Kenyon as our Chairman of the Board and member of our board of directors. There were no disagreements on any matter relating to the Company’s operations, policies or practices, nor was Mr. Kenyon removed for cause.

            On March 26, 2012 Mr. Hector Alvarez was elected to the Company’s board of directors to fill the vacancy resulting from Mr. Kenyon’s resignation.  On that same date, Mr. Matthew Richards our director was elected to replace Mr. Kenyon as our Chairman.

Hector Alvarez Bio

Mr. Hector Alvarez is the founder of Education for Homes, LLC, a company dedicated to providing assistance to medium and low income residents of urban communities throughout the United States.  Mr. Alvarez has spent the past fifteen (15) years serving in the capacity as a managing member or director of several companies focused on educating and assisting low income families obtain financial education, low-cost energy, green energy, assist children in need of tutoring and better scholastic assistance.  He has been an advocate in the Latino community for many years and currently belongs to several nonprofit organizations including the Hispanic Multi-Purpose Service Center, La Villa Agency, League of United Latin American Citizens (LULAC), and Paterson Public School Multicultural Round Table to name a few.

Possessing a desire to work with community and government leaders establishing opportunities for the less fortunate has been a lifelong goal, a goal that Hector Alvarez lives out every day by developing new programs and developments. He understands the need of tools and resources to provide low income communities especially in this present day in age with the current economic turmoil affecting every home.  Mr. Alvarez’s latest accomplishment is a handbook he penned called "The Financial Guide to Freedom" which is an assistance guide focused on financial independence.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TRYCERA FINANCIAL,  INC.
(Registrant)

Date:   March 26, 2012                                                                           By:    /s/ Ray A. Smith
                  Ray A. Smith
                  President